                                                                   EXHIBIT 10.18


                               SEVERANCE AGREEMENT

         This SEVERANCE AGREEMENT ("Agreement") is made and entered into by and between U.S. MedSys Corp. ("Company") and Kenton Sieckman ("Sieckman").

         WHEREAS, Sieckman has served as a director of Company and its subsidiaries;

         WHEREAS, Company and Sieckman desire to terminate Sieckman's seats on the board of directors of the Company and its subsidiaries, upon mutually acceptable terms and to settle any and all differences, claims and potential claims arising out of Sieckman's resignation of his seats on the board of directors of the Company and its subsidiaries;

         NOW THEREFORE, in consideration of the mutual promises and other consideration contained herein and intending to be legally bound, the parties agree as follows:

         1. Severance. Sieckman hereby resigns, effective on the date of the closing date of the Securities Purchase Agreement between Rangeley Corporation and Montague Investments, Inc. (the "Resignation Date"), from the following positions: (i) a director of Company; and (ii) a director of any of Company's subsidiaries.

         2. Consideration Provided to Sieckman. On the Resignation Date, Sieckman will not be owed, and Company shall not pay, any cash amount as compensation, remuneration or reimbursement.

Sieckman presently holds an option, originally granted on November 3, 2003, to purchase 250,000 shares of common stock of the Company at a purchase price of $.25 per share, that may be exercised on a "cashless exercise" basis (as fully described in the Grant of Option issued to Sieckman). On the Resignation Date, Company shall adjust the purchase price of the option to a price per share that will result in the issuance of exactly 175,000 shares of common stock on a cashless exercise basis, and Sieckman shall exercise the option on such basis and Company shall issue 175,000 shares of common stock to Sieckman. It is understood that, for purposes of Rule 144 of the Securities Act of 1933, as amended, Sieckman's holding period will be deemed to have commenced on November 3, 2003.

         3. Sieckman's Release of All Claims. In consideration of this Agreement, including, but not limited to, the mutual, binding promises contained herein, and intending to be legally bound thereby, Sieckman, on behalf of himself, his executors, legatees, devisees, administrators successors, and assigns, does hereby irrevocably, forever and unconditionally release and forever discharge Company and each of its past, present and future stockholders, agents, directors, officers, executives, representatives, attorneys, and its predecessors, successors, parents, affiliates, insurers, heirs, executors, administrators and assigns, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Released Parties"), of and from any and all actions, causes of action, suits, debts, judgments, charges and expenses (including attorneys' and paralegal fees and costs at all levels of dispute resolution), of any nature whatsoever, asserted or unasserted, known or unknown, ("Claims"), which Sieckman ever had, now has, or hereafter may have against the Released Parties, in any way arising out of or related to Sieckman's Claims for compensation or remuneration through the Resignation Date.

In expansion of the foregoing release, Sieckman releases and forever discharges any and all Claims he may have had against such Released Parties in any way arising out of or related to discrimination on any basis prohibited by statute, public policy or otherwise, including those under the Age

Discrimination in Employment Act of 1967, 29 U.S.C. 621 et seq., Title VII of the Civil Rights Act of 1964 ("Title VII"), 42 U.S.C. 2000 et seq., 2101 et seq., the Americans with Disabilities Act ("ADA") 42 U.S.C. 1201 et seq., the federal Family and Medical Leave Act, 29 U.S.C. 2601 et seq., and the Executive Retirement Income Security Act of 1974, 29 U.S.C. 1001 et seq., and as any or all of the foregoing are or may be amended.

Expanding the foregoing releases further still, Sieckman releases Released Parties of and from any and all Claims for wrongful discharge of any kind (including in violation of public policy and constructive discharge).

         4. Company's Release of all Claims. As part of the consideration for Sieckman entering into this Agreement, Company for and on behalf of itself and all of its past, present and future subsidiaries, parent corporations, affiliates, directors, officers, executives, representatives, attorneys, insurers, heirs, executors, administrators, assigns, and agents, and all persons acting by, through, under or in concert with any of them, does hereby irrevocably, forever and unconditionally release and forever discharge Sieckman, his personal representatives, heirs, legatees, devisees, administrators, successors, assigns, and future employers, and all persons acting by, through, under or in concert with any of them (collectively referred to herein as the "Released Parties"), of and from any and all Claims which Company ever had, now has, or hereafter may have against the Released Parties, in any way arising out of or related to Sieckman's service and/or capacity with Company or any of its subsidiaries or affiliated entities or the termination of his services and/or capacities with Company and its subsidiaries and affiliated entities.

         5. Assumption of Risk of Change in Facts. Sieckman and Company understand that the facts under which they give their releases hereunder may prove to be different than now known or believed by them, and each accepts and assumes the risk thereof and agrees that their releases shall remain in full force and effect and not subject to modification, termination or rescission by reason of any difference in facts.

         6. Covenant Not to Sue. Subject to full performance of the other party's obligations under this Agreement, each party hereto agrees that neither such party nor any person or entity on such party's behalf has or shall commence, maintain or prosecute any lawsuit, complaint, action or proceeding of any kind against the other or their respective Released Parties with respect to any Claims released by either party. The foregoing notwithstanding, this covenant not to sue does not extend to any claim for breach of this Agreement.

         7. Company Records; Return of Company Property. Sieckman represents that he shall return to Company any of the following that he has in his possession: records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies, sales records and copies thereof) (collectively, the "Company Records") provided by Company and/or its predecessors, subsidiaries or affiliates and/or obtained as a result of his position with, or in any of his capacities with, or rendering of services for, Company and/or its predecessors, subsidiaries or affiliates, and/or created by Sieckman while rendering services to or for Company and/or its predecessors, subsidiaries or affiliates. Sieckman acknowledges that all such Company Records are the property of Company. In addition, Sieckman shall promptly return in good condition any and all physical assets in his possession that belong to Company.

         8. Confidential Information. Sieckman acknowledges that, during his tenure and other service with Company and/or its subsidiaries or affiliated entities, he has had access to confidential and other information proprietary to Company and/or its subsidiaries or affiliated entities, including but not limited to trade secrets, operations, customer information, customer prospects, strategic plans, inventions, business plans, formulas processes, designs, methods, techniques, know-how, systems, software programs, works of authorship, plans, proposals, information about products, and other proprietary information (the "Confidential Information"). Sieckman agrees that he has not and shall not at any time disclose to any person or entity the Confidential Information acquired during or in connection with his position with or in rendering services to Company and/or any of its subsidiaries and affiliates without prior written permission from Company. Sieckman agrees that he shall keep secret the Confidential Information and all matters that have been entrusted to him and shall not use or attempt to use any of the Confidential Information in any manner that may injure or cause loss or may be calculated to injure or cause loss, whether directly or indirectly, to Company and/or its subsidiaries and affiliates.

The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Sieckman; (ii) information received from a third party outside of Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, Sieckman shall provide Company with notice of any such required disclosure once Sieckman has knowledge of it and will provide all reasonable help to Company to obtain an appropriate protective order.

         9. Non-disparagement. Each party agrees to make no disparaging statements, or any other communication or publication relating to the other party that would tend to denigrate or discredit the other party, regardless of whether such party believes the statement or communication to be true. This provision extends to the past, present and future officers, directors, managers, employees, shareholders, agents, consultants, advisors, accountants, attorneys, business associates, successors and assigns of the respective parties.

         10. Non-interference. Company shall not interfere with any request by Sieckman to publicly or privately sell any shares of common stock of Company owned by Sieckman. Upon presentment of a request by Sieckman to Company's transfer agent to sell or transfer shares privately, under Rule 144 of the Securities Act of 1933, as amended, or to remove a restrictive legend under Rule 144(k), Company shall provide to the transfer agent (with a copy to Sieckman), within two business days, of any authorization or legal opinion requested by the transfer agent.

         11. Indemnification. The indemnification(s) of Sieckman from Company that Sieckman enjoyed by and through his position with Company, the Bylaws and Articles of Incorporation of Company, the laws of the State of Colorado (to the fullest extent permitted) and/or any other written instrument executed and delivered by Company prior to the Resignation Date shall not be abridged by the execution and delivery of this Agreement or the termination of Sieckman's position with Company under this Agreement and the same shall survive the execution and delivery of this Agreement, and termination of Sieckman's position with Company under this Agreement.

         Further, Company shall protect, defend, indemnify and hold Sieckman harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including the advancement of legal fees for attorneys chosen by Sieckman) of every kind and character, resulting from or relating to or arising out of Sieckman's services provided to Company through the Resignation Date, alleged by any third-party or any state or federal regulatory agency.

         12. Future cooperation. Sieckman agrees that he will cooperate with Company on current and future regulatory investigations and/or litigation matters involving Company when Company's Board of Directors reasonably determines that the assistance of Sieckman is necessary; provided, however, that Company provides reasonable advance written notice to Sieckman regarding such cooperation; provided further that Company agrees to be flexible and reasonable with respect to the scheduling of such assistance; provided further that a reasonable fee of $100.00 per hour and any expenses incurred by Sieckman in connection with such cooperation shall be advanced to Sieckman by Company; and provided further that Sieckman shall not be required to provide any such assistance if Sieckman's counsel reasonably believes such assistance would conflict with Sieckman's ability to use one or more legal or equitable defenses available to him but not to Company, unless Company provides adequate indemnity to Sieckman for such conflict.

         13. Knowing and Voluntary Agreement. Each party hereto hereby acknowledges that such party has carefully read and understands all of the provisions and effects of this Agreement; that each is voluntarily and knowingly entering into this Agreement free of coercion or duress; and that in agreeing to sign this Agreement, the parties have not, except for representations, promises, statements, or explanations made herein or in an exhibit attached hereto, relied on any representations, promises, agreements, statements or explanations made by any party hereto or their respective attorneys concerning the terms or effects of this Agreement in connection with their respective decisions to execute the same.

         14. Governing Law, Jurisdiction and Venue. This Agreement and any controversy which might arise herefrom will in all respects be interpreted, enforced and governed by the laws of the State of Colorado, and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, shall be brought only in a court of competent jurisdiction within the City and County of Denver, Colorado.

         15. Change, Modification and Waiver. No change or modification of this Agreement shall be valid unless it is in writing and signed by Sieckman and an authorized officer of Company. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced (in the case of Company, by an authorized officer of Company). The failure of a party to insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

         16. Integration. This Agreement and its exhibits constitutes the entire agreement between Company and Sieckman concerning the subject matters hereof and supercedes all prior representations, promises and agreements, whether oral or written, implied or otherwise with respect thereto.

         17. Severability. Any provision of this Agreement, which is adjudged to be prohibited or unenforceable, shall be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Agreement.

         18. Attorneys Fees. In the event an action is brought for breach of or to enforce this Agreement, including arbitration, the prevailing party shall receive its reasonable attorneys and paralegal fees and costs at all levels of dispute resolution involved as determined by the court or arbitrators, as the case may be.

         19. Voiding Provision. This Agreement shall become null and void and of no force or effect if the closing of Securities Purchase Agreement between Rangeley Corporation and Montague Investments, Inc. does not occur.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have agreed to and executed the foregoing Severance Agreement, effective as of the last date written below.

SIECKMAN:

/s/ Kenton Sieckman                                05/06/05
----------------------------                       -----------------------------
Kenton Sieckman                                    Date


COMPANY:

U.S. MEDSYS CORP.

/s/ George Anagnost

By:
   ------------------------


Its:     Vice President                            05/06/05
    -----------------------                        -----------------------------
                                                   Date